                                                                   EXHIBIT 10.17

                               GRANT PRIDECO, INC.
                     NONQUALIFIED DEFERRED COMPENSATION PLAN

                                 (AS ESTABLISHED
                             EFFECTIVE JUNE 1, 2003)

                               GRANT PRIDECO, INC.
                     NONQUALIFIED DEFERRED COMPENSATION PLAN

                                 (AS ESTABLISHED
                             EFFECTIVE JUNE 1, 2003)

                                   WITNESSETH:

         WHEREAS, Grant Prideco, Inc. and other adopting entities desire to establish the Grant Prideco, Inc. Nonqualified Deferred Compensation Plan, hereinafter referred to as the "Plan," for the benefit of their eligible employees; and

         WHEREAS, it is intended that the Plan shall qualify as an unfunded deferred compensation plan for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended;

         NOW THEREFORE, the Plan is hereby established as follows, effective as of June 1, 2003.

                               GRANT PRIDECO, INC.
                     NONQUALIFIED DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----
ARTICLE I DEFINITIONS AND CONSTRUCTION....................................................................     1
1.01     Definitions......................................................................................     1
1.02     Number and Gender................................................................................     3
1.03     Headings.........................................................................................     3

ARTICLE II    PARTICIPATION...............................................................................     4
2.01     Eligibility......................................................................................     4
2.02     Commencement of Participation....................................................................     4
2.03     Cessation of Participation Upon Committee Determination..........................................     4

ARTICLE III   PARTICIPANT DEFERRALS.......................................................................     4
3.01     Amount of Participant Deferrals..................................................................     4
3.02     Participant Deferral Elections...................................................................     5
3.03     Period of Effectiveness of Participant Deferral Elections........................................     5
3.04     Changes to Participant Deferral Election.........................................................     6
3.05     Cancellation of Participant Deferral Election....................................................     6

ARTICLE IV    COMPANY DEFERRALS...........................................................................     6
4.01     Company Matching Deferrals.......................................................................     6
4.02     Company Discretionary Deferrals..................................................................     6
4.03     Eligibility for Company Matching and Company Discretionary Deferrals.............................     6

ARTICLE V     VALUATION OF ACCOUNTS.......................................................................     7

ARTICLE VI    DEEMED INVESTMENT OF FUNDS..................................................................     7

ARTICLE VII   DETERMINATION OF VESTED INTEREST AND FORFEITURES............................................     8
7.01     Vested Interest..................................................................................     8
7.02     Forfeitures  ....................................................................................     8

ARTICLE VIII  DISTRIBUTION OF BENEFITS....................................................................     8
8.01     Amount of Benefit................................................................................     8
8.02     Time and Form of Payment.........................................................................     8
8.03     Designation of Beneficiaries.....................................................................     8
8.04     Payment of Benefits..............................................................................     9
8.05     Unclaimed Benefits...............................................................................     9

                           TABLE OF CONTENTS (CONT'D.)


ARTICLE IX    ADMINISTRATION OF THE PLAN..................................................................     9
9.01     Plan Administrator...............................................................................     9
9.02     Resignation and Removal..........................................................................     9
9.03     Records..........................................................................................    10
9.04     Self-Interest of Committee Members...............................................................    10
9.05     Compensation and Bonding.........................................................................    10
9.06     Committee Powers and Duties......................................................................    10
9.07     Reliance on Documents, Instruments, etc..........................................................    11
9.08     Claims Review Procedures; Claims Appeals Procedures..............................................    11
9.09     Company to Supply Information....................................................................    12
9.10     Indemnity........................................................................................    13

ARTICLE X     ADMINISTRATION OF FUNDS.....................................................................    13
10.01    Payment of Expenses..............................................................................    13
10.02    Trust Fund Property..............................................................................    13

ARTICLE XI    ADOPTION OF PLAN BY OTHER EMPLOYERS.........................................................    13
11.01    Adoption Procedure...............................................................................    13
11.02    No Joint Venture Implied.........................................................................    14

ARTICLE XII   NATURE OF THE PLAN AND
         ESTABLISHMENT OF THE TRUST.......................................................................    14
12.01    Nature of the Plan...............................................................................    14
12.02    Establishment of the Trust.......................................................................    15

ARTICLE XIII  MISCELLANEOUS...............................................................................    15
13.01    Plan Not Contract of Employment..................................................................    15
13.02    Alienation of Interest Forbidden.................................................................    16
13.03    Withholding......................................................................................    16
13.04    Amendment and Termination........................................................................    16
13.05    Severability.....................................................................................    16
13.06    Arbitration......................................................................................    16
13.07    Governing Law....................................................................................    17

                               GRANT PRIDECO, INC.
                     NONQUALIFIED DEFERRED COMPENSATION PLAN

                                 (AS ESTABLISHED
                             EFFECTIVE JUNE 1, 2003)

                                    ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

         1.01 DEFINITIONS. The words and phrases defined in this Article shall have the meaning set out in the definition unless the context in which the word or phrase appears reasonably requires a broader, narrower or different meaning.

                  "ACCOUNT(s)" means all ledger accounts pertaining to a Participant or former Participant which are maintained by the Committee to reflect the Company's obligation to the Participant or former Participant under the Plan. The Committee shall establish the following subaccounts and any additional subaccounts that the Committee considers necessary to reflect the entire interest of the Participant or former Participant under the Plan. Each of the subaccounts listed below and any additional subaccounts established by the Committee shall reflect credits and debits made to such subaccounts for earnings, losses, distributions and forfeitures.

                           (a) Participant Deferral Account - the Participant's
                  or former Participant's deferrals, if any, made pursuant to
                  Section 3.01.

                           (b) Company Matching Deferral Account - the credits
                  made on behalf of a Participant or former Participant pursuant to Section 4.01.

                           (c) Company Discretionary Deferral Account - the
                  credits made on behalf of a Participant or former Participant, if any, made pursuant to Section 4.02.

                  "AFFILIATE" means any entity which is a member of the same controlled group of corporations within the meaning of section 414(b) of the Code or which is a trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code), which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) with the Company.

                  "ANNUAL INCENTIVE PLAN" means the Company's employee annual incentive compensation plan, as amended from time to time, any guidelines issued pursuant to such plan, and any other incentive compensation plans adopted by the Company from time to time which are in replacement of or in addition to such plan.

                  "BASE COMPENSATION" means a Participant's wages from the Company as defined in section 3401(a) of the Code for purposes of federal income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based upon the nature or location of employment) modified by including any portion thereof that such Participant could have received in cash in lieu of (a) Participant Deferrals pursuant to Section 3.01 or (b) elective contributions made on his behalf by the Company pursuant to a qualified cash or deferred arrangement described in section 401(k) of the Code and any elective contributions under a cafeteria plan described in section 125 of the Code, and modified further by excluding the following items (even if includable in gross income): reimbursements or other expense allowances; fringe benefits (cash and noncash); moving expenses; deferred compensation (other than (a) Participant Deferrals pursuant to Section 3.01 or (b) elective contributions to the Company's qualified cash or deferred arrangement described in section 401(k) of the Code) such as amounts includable in gross income as a result of an exercise of a stock option or stock appreciation right; and welfare benefits as defined in ERISA.

                  "BOARD" means the Board of Directors of Grant Prideco, Inc.

                  "BONUS" means each incentive bonus, if any, paid in cash by the Company to or for the benefit of an Employee for services rendered or labor performed while an Employee. Annual bonuses are generally paid with respect to a completed fiscal year by the Company to its employees pursuant to the Annual Incentive Plan. An Employee's Bonus shall be determined by including any portion thereof that such Employee could have received in cash in lieu of (a) any Participant Deferrals pursuant to Section 3.01 or (b) elective contributions made on his behalf by the Company pursuant to the Qualified Plan.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITTEE" means the administrative committee appointed by the Board to administer the Plan.

                  "COMPANY" means Grant Prideco, Inc. or an Affiliate that adopts the Plan pursuant to Article XII.

                  "COMPANY DEFERRALS" means, collectively or individually, any of the deferrals made by the Company pursuant to Sections 4.01 and 4.02.

                  "COMPANY DISCRETIONARY DEFERRALS" means credits, if any, to a Participant's Account pursuant to Section 4.02.

                  "COMPANY MATCHING DEFERRALS" means credits to a Participant's Account pursuant to Section 4.01.

                  "EMPLOYEE" means any individual who is an employee of the Company.

                  "ENTRY DATE" means the first day of each Plan Year.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "FUNDS" means the investment funds designated from time to time for the deemed investment of Accounts pursuant to Article VI.

                  "LIMITED BASE COMPENSATION" means Base Compensation up to the limitation specified in section 401(a)(17) of the Code that is in effect under the Qualified Plan for the Plan Year.

                  "PARTICIPANT" means each Employee who has met the eligibility requirements for participation in the Plan specified in Section 2.01.

                  "PARTICIPANT DEFERRAL" means any deferral made by a Participant pursuant to Section 3.01.

                  "PLAN" means the Grant Prideco, Inc. Nonqualified Deferred Compensation Plan, as amended from time to time.

                  "PLAN YEAR" means the twelve-consecutive-month period commencing January 1 of each year.

                  "QUALIFIED PLAN" means the Grant Prideco, Inc. 401(k) Savings Plan.

                  "SPONSOR" means Grant Prideco, Inc., a Delaware corporation.

                  "TRUST" means the trust, if any, established under the Trust Agreement.

                  "TRUST AGREEMENT" means the agreement, if any, entered into between the Company and the Trustee pursuant to Article XIII, as amended from time to time.

                  "TRUST FUND" means the funds and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profits, and increments thereto.

                  "TRUSTEE" means the trustee or trustees qualified and acting under the Trust Agreement at any time.

                  "VESTED INTEREST" means the portion of a Participant's or former Participant's Accounts which, pursuant to the Plan, is nonforfeitable.

         1.02 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

         1.03 HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                   ARTICLE II
                                  PARTICIPATION

         2.01 ELIGIBILITY. The individuals who shall be eligible to participate in the Plan shall be those Employees as the Committee shall determine from time to time. The Committee shall not designate an Employee as being eligible to participate in the Plan unless the individual is a member of a select group of management or a highly compensated employee within the meaning of ERISA.

         2.02 COMMENCEMENT OF PARTICIPATION. Prior to each Entry Date, the Committee shall notify those Employees who are determined by the Committee to be eligible to participate in the Plan as of such Entry Date. Any such Employee may elect to make Participant Deferrals beginning on such Entry Date by effecting, prior to such Entry Date and within the time period prescribed by the Committee, the Participant Deferral election in the form prescribed by the Committee. Notwithstanding any provision herein to the contrary, an Employee who first becomes an Employee on other than the first day of a Plan Year may elect to make Participant Deferrals commencing on the date he first becomes an Employee by effecting, prior to or within 30 days after the date he first becomes an Employee and within the time period prescribed by the Committee, the Participant Deferral election in the form prescribed by the Committee.

         2.03 CESSATION OF PARTICIPATION UPON COMMITTEE DETERMINATION. Notwithstanding any provision herein to the contrary, an Employee who has become a Participant of the Plan shall cease to be entitled to make Participant Deferrals hereunder or receive credits under Article IV effective as of any date designated by the Committee. Any such Committee action shall be communicated to the affected individual prior to the effective date of such action. Any such Eligible Employee may again become entitled to make Participant Deferrals hereunder and to receive credits under Article IV beginning on any subsequent Entry Date selected by the Committee in its sole discretion.

                                   ARTICLE III
                              PARTICIPANT DEFERRALS

         3.01 AMOUNT OF PARTICIPANT DEFERRALS.

                  (a) A Participant may:

                           (i) elect to defer an integral percentage of from one
                  percent (1%) to one hundred percent (100%) of his Base Compensation in excess of his Limited Base Compensation for a Plan Year; and/or

                           (ii) elect to defer an integral percentage of from
                  one percent (1%) to one hundred percent (100%) of his Bonus for a Plan Year.

         Notwithstanding the foregoing, with respect to an Eligible Employee who first becomes a Participant on a date other than an Entry Date, (i) any such Participant Deferrals pursuant to Section 3.01(a)(i) shall apply only for the portion of such Plan Year commencing with the date he first becomes a Participant and ending on the last day of such Plan Year, and (ii) any such Participant Deferral pursuant to Section 3.01(a)(ii) shall become effective as of the first day of the following Plan Year; provided, however, that in the case of the first Plan Year in which the Plan is established a Participant may make a Participant Deferral pursuant to Section 3.01(a)(ii) with respect to a Bonus that would be payable during such Plan Year but for the Participant's deferral election if at the time the deferral election is made the Participant does not have a present right to demand and receive immediate payment of the Bonus.

         (b) If a Participant's Qualified Plan Elective Deferrals are reduced as a result of the limitation contained in section 402(g) of the Code the Participant may elect for a Plan Year to defer an integral percentage of from one percent (1%) to up to twenty percent (20%) of his Limited Base Compensation. The amount that may be deferred under the Plan for a Plan Year pursuant to this
Section 3.01(b), when added to the Participant's Qualified Plan Deferrals for the Plan Year, may not exceed twenty percent (20%) of the Participant's Limited Base Compensation. Deferrals elected pursuant to this Section 3.01(b) will begin after the Participant's Qualified Plan Deferrals equal the limit specified in section 402(g) of the Code.

         (c) A Participant may elect to defer under the Plan the amount of any elective deferrals and matching contributions that are made to the Qualified Plan on his behalf for the Plan Year which must be refunded to him pursuant to the discrimination testing limitations of sections 401(k) and/or 401(m) of the Code.

         3.02 PARTICIPANT DEFERRAL ELECTIONS. Base Compensation and Bonuses for a Plan Year that are not deferred by a Participant pursuant to an election under Sections 3.01(a), (b) and (c) shall be received by such Participant in cash. A Participant's election to defer an amount of his Base Compensation and/or Bonus pursuant to this Section shall be made by effecting, in the form prescribed by the Committee, a Participant Deferral election pursuant to which the Participant authorizes the Company to reduce his Base Compensation and/or Bonus in the elected amount and the Company, in consideration thereof, agrees to credit an equal amount to his Participant Deferral Account maintained under the Plan. The reduction in a Participant's Base Compensation and/or Bonus pursuant to his Participant Deferral election shall be effected by payroll reductions as determined by the Committee following the effective date of such election. Participant Deferrals made by a Participant shall be credited to his Participant Deferral Account as of a date determined in accordance with procedures established from time to time by the Committee; provided, however, that such Participant Deferrals shall be credited to his Participant Deferral Account no later than 30 days after the date upon which the Pay deferred would have been received by such Participant in cash had he not elected to defer such amount pursuant to Section 3.01.

         3.03 PERIOD OF EFFECTIVENESS OF PARTICIPANT DEFERRAL ELECTIONS. A Participant Deferral election pursuant to Sections 3.01(a) and (b) shall become effective as of the Entry Date (or later initial eligibility date, if applicable) which is on or after the date the election is effected by the Participant. With respect to an Eligible Employee who first becomes a Participant on other than an Entry Date, any such Participant Deferrals pursuant to Sections 3.01(a)(i) or 3.01(b) shall apply only for the portion of such Plan Year commencing with the date he first becomes a Participant and ending on the last day of such Plan Year. Except as specified in Section 3.01(a)(ii) in the case of the first Plan Year of the Plan, a Participant Deferral election pursuant to Section 3.01(a)(ii) shall become effective as of the first day of the Plan Year following the date the election is effected by the Participant. A Participant Deferral election shall remain in force and effect for the entire (or partial, if applicable) Plan Year to which such election relates. A Participant Deferral election shall be made for each Plan Year, or partial Plan Year, in which the Participant is eligible to participate. Plan provisions to the contrary notwithstanding, a Participant Deferral election shall be suspended during any period of unpaid leave of absence from the Company.

         3.04 CHANGES TO PARTICIPANT DEFERRAL ELECTION. A Participant who makes a Participant Deferral election may change his election for future Participant Deferrals as of the Entry Date of any subsequent Plan Year, by effecting such change in the annual election prior to the Entry Date of such Plan Year, in the form and within the time period prescribed by the Committee. Any such change shall be effective as of the Entry Date of such Plan Year.

         3.05 CANCELLATION OF PARTICIPANT DEFERRAL ELECTION. A Participant who has made a Participant Deferral election may cancel his election for future Participant Deferrals, as of the Entry Date of any subsequent Plan Year, by effecting such cancellation in the annual election prior to the Entry Date of such Plan Year, in the form and within the time period prescribed by the Committee. Any such change shall be effective as of the Entry Date of such Plan Year. A Participant who so cancels his Participant Deferral election may again make a new Participant Deferral election for a subsequent Plan Year by effecting a new Participant Deferral election prior to the Entry Date of such Plan Year, in the form and within the time period prescribed by the Committee.

                                   ARTICLE IV
                                COMPANY DEFERRALS

         4.01 COMPANY MATCHING DEFERRALS. For each payroll period, the Company shall defer on a Participant's behalf an amount equal to 100 percent (100%) of the first three percent (3%) of the Participant Deferrals made pursuant to Sections 3.01(a) and (b) and 50 percent (50%) of the next three percent (3%) of the Participant Deferrals made pursuant to Sections 3.01(a) and (b).

         Company Matching Deferrals made on a Participant's behalf pursuant to this Section 4.01 shall be credited to such Participant's Company Matching Deferral Account as of the date the corresponding Participant Deferral is credited to the Participant's Account.

         4.02 COMPANY DISCRETIONARY DEFERRALS. As of any date selected by the Company, the Company may credit a Participant's Company Discretionary Deferral Account with Company Discretionary Deferrals in such amount, if any, as the Company shall determine in its sole discretion. Such credits may be made on behalf of some Participants but not others, and such credits may vary in amount among individual Participants.

         4.03 ELIGIBILITY FOR COMPANY MATCHING AND COMPANY DISCRETIONARY DEFERRALS. Notwithstanding Sections 4.01 and 4.02, no Participant shall be eligible to participate in the Plan for purposes of sharing in the Company Matching Deferrals or Company Discretionary Deferrals until the first day after he completes one Year of Service. For this purpose, a "Year of Service" shall mean a consecutive twelve-month period in which an Employee is employed by the

Company and earns an Hour of Service. For this purpose, an "Hour of Service" means each hour that a Participant is paid or entitled to payment by the Company for the performance of duties.

                                    ARTICLE V
                              VALUATION OF ACCOUNTS

         All amounts allocated to the Accounts of Participants shall be deemed to be invested as of the date of such allocation, and the balance of each Account shall reflect the result of daily pricing of the assets in which such Account is deemed to be invested from the time of such allocation until the time of distribution.

                                   ARTICLE VI
                           DEEMED INVESTMENT OF FUNDS

         Participant's and former Participant's Accounts shall be deemed to be credited with earnings and losses. For the purpose of determining the earnings or losses to be credited to the Participant's or former Participant's Accounts under the Plan, the Committee shall assume that the Participant's or former Participant's Accounts are invested in units or shares of the Funds in the proportions selected by the Participant or former Participant in accordance with procedures established by the Committee. This amount accrued by the Committee as additional deferred compensation shall be a part of the Company's obligation to the Participant or former Participant. The determination of deemed earnings and losses on amounts deemed credited to the Participant's or former Participant's Account shall in no way affect the ability of the general creditors of the Company to reach the assets of the Company (including any rabbi trust maintained in connection with the Plan) in the event of the insolvency or bankruptcy of the Company or place the Participants or former Participants in a secured position ahead of the general creditors of the Company. Although a Participant's or former Participant's investment selections made in accordance with the terms of the Plan and such procedures as may be established by the Committee shall be relevant for purposes of determining the Company's obligation to the Participant or former Participant under the Plan, there is no requirement that any assets of the Company (including those held in any rabbi trust) shall be invested in accordance with the Participant's or former Participant's investment selections.

         Each Participant or former Participant shall designate, in accordance with the procedures established from time to time by the Committee, the manner in which the amounts allocated to his Accounts shall be deemed to be invested from among the Funds made available from time to time for such purpose by the Committee. Such Participant or former Participant may designate one of such Funds for the deemed investment of all such amounts allocated to his Accounts or he may split the deemed investment of such amounts allocated to his Accounts among such Funds in such increments as the Committee may prescribe. If a Participant or former Participant fails to make a proper designation, then his Accounts shall be deemed to be invested in the Fund or Funds designated in a uniform and nondiscriminatory manner by the Committee from time to time.

         A Participant may change his deemed investment designation for future deferrals to be allocated to his Accounts. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.

         A Participant or former Participant may elect to convert his deemed investment designation with respect to the amounts already allocated to his Accounts. Any such conversion shall be made in accordance with the procedures established by the Committee, and the frequency of such conversions may be limited by the Committee.

                                   ARTICLE VII
                DETERMINATION OF VESTED INTEREST AND FORFEITURES

         7.01 VESTED INTEREST. A Participant or former Participant shall have a one hundred percent (100%) Vested Interest in amounts credited to his Participant Deferral Account at all times. A Participant or former Participant shall have a Vested Interest in the amounts credited to his Company Matching Deferral Account and Company Discretionary Deferral Account equal to his nonforfeitable interest in his employer matching contribution account under the Qualified Plan.

         7.02 FORFEITURES. A Participant or former Participant who incurs a Termination of Employment with a Vested Interest in amounts credited to his Company Matching Deferral Account and Company Discretionary Deferral Account that is less than one hundred percent (100%) shall forfeit to the Company the nonvested portion of amounts credited to his Company Matching Deferral Account and Company Discretionary Deferral Account as of the date of such Termination of Employment.

                                  ARTICLE VIII
                            DISTRIBUTION OF BENEFITS

         8.01 AMOUNT OF BENEFIT. The Participant (or, in the event of the death of the Participant while employed by the Company or an Affiliate, the Participant's designated beneficiary) or former Participant shall be entitled to a benefit equal in value to the Participant's or former Participant's Vested Interest in the balance in his Accounts as of the date the payment of such benefit is to commence pursuant to Section 8.02.

         8.02 TIME AND FORM OF PAYMENT. Payment of a Participant's or former Participant's benefit under Section 8.01 shall be made, with respect to such Participant's or former Participant's Accounts, in a single sum in cash, within 30 days following the date the Participant or former Participant incurs a Termination of Employment.

         8.03 DESIGNATION OF BENEFICIARIES.

                  (a) Each Participant or former Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing same with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section.

                  (b) If no such designation is on file with the Committee at the time of the death of the Participant or former Participant or such designation is not effective for any reason as determined by the Committee, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:

                           (i) If a Participant or former Participant leaves a
                  surviving spouse, his benefit shall be paid to such surviving spouse;

                           (ii) If a Participant or former Participant leaves no
                  surviving spouse, his benefit shall be paid to such Participant's or former Participant's executor or administrator, or to his heirs at law if there is no administration of such Participant's or former Participant's estate.

         8.04 PAYMENT OF BENEFITS. To the extent the Trust Fund has sufficient assets, the Trustee shall pay benefits to Participants or former Participants or their respective beneficiaries, except to the extent the Company pays the benefits directly and provides adequate evidence of such payment to the Trustee. To the extent the Trustee does not or cannot pay benefits out of the Trust Fund, the benefits shall be paid by the Company. Any benefit payments made to a Participant, or former Participant, or for his benefit pursuant to any provision of the Plan shall be debited to such Participant's or former Participant's Accounts. All benefit payments shall be made in cash to the fullest extent practicable.

         8.05 UNCLAIMED BENEFITS. In the case of a benefit payable on behalf of a Participant or former Participant, if the Committee is unable, after reasonable efforts, to locate the Participant, the former Participant or the beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited to the Company. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant, the former Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit (without any adjustment for earnings or loss) shall be restored to the Plan by the Company and paid in accordance with the Plan.

                                   ARTICLE IX
                           ADMINISTRATION OF THE PLAN

         9.01 PLAN ADMINISTRATOR. The Sponsor shall be the "plan administrator" of the Plan within the meaning of ERISA. The Committee shall be responsible for the administration of the Plan.

         9.02 RESIGNATION AND REMOVAL. The members of the Committee shall serve at the pleasure of the Board; they may be officers, directors, or Employees or any other individuals. At any time during his term of office, any member of the Committee may resign by giving written notice to the Board, such resignation to become effective upon the appointment of a substitute or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during its term of office, and for any reason, any member of the Committee may be removed by the Board.

         9.03 RECORDS. The Committee shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Participant, former Participant or the beneficiary of any Participant or former Participant such records as pertain to that individual's interest in the Plan.

         9.04 SELF-INTEREST OF COMMITTEE MEMBERS. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which any Committee member is so disqualified to act, the other members of the Committee shall decide the matter in which the Committee member is disqualified.

         9.05 COMPENSATION AND BONDING. The members of the Committee shall receive compensation with respect to their services on the Committee. Except to the extent required by applicable law, or required by the Company, the members of a Committee shall not be required to furnish bond or security for the performance of their duties hereunder.

         9.06 COMMITTEE POWERS AND DUTIES. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, and authority:

                  (a) to make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

                  (b) to construe in its discretion all terms, provisions, conditions, and limitations of the Plan;

                  (c) to correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;

                  (d) to employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

                  (e) to determine in its discretion all questions relating to eligibility;

                  (f) to determine whether and when a Participant has incurred a Termination of Employment;

                  (g) to make a determination in its discretion as to the right of any individual to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;

                  (h) to receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements; and

                  (i) to establish or designate Funds as deemed investment options as provided in Article VI.

         9.07 RELIANCE ON DOCUMENTS, INSTRUMENTS, ETC. The Committee may rely on any certificate statement or other representation made on behalf of the Company, any Employee or any Participant, which the Committee in good faith believes to be genuine, and on any certificate, statement, report or other representation made to it by any agent or any attorney, accountant or other expert retained by it or the Company in connection with the operation and administration of the Plan.

         9.08 CLAIMS REVIEW PROCEDURES; CLAIMS APPEALS PROCEDURES.

         (a) Claims Review Procedures. When a benefit is due, the Participant, or the person entitled to benefits under Section 8.05 (a "claimant"), should submit a claim to the Committee. Under normal circumstances, the Committee will make a final decision as to a claim within 90 days after receipt of the claim. If the Committee notifies the claimant in writing during the initial 90-day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Committee must notify the claimant in writing, and the written notice must set forth in a manner calculated to be understood by the claimant:

                  (1) the specific reason or reasons for the denial;

                  (2) specific reference to the Plan provisions on which the denial is based;

                  (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (4) an explanation of the Plan claims review procedures and time limits, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA.

         If a decision is not given to the claimant within the claims review period, the claim is treated as if it were denied on the last day of the claims review period.

         (b) Claims Appeals Procedures. If a claimant's claim made pursuant to
Section 9.08(a) is denied and he wants a review, he must apply to the Committee in writing. That application can include any arguments, written comments, documents, records, and other information relating to the claim for benefits. In addition, the claimant is entitled to receive on request and free of charge reasonable access to and copies of all information relevant to the claim. For this purpose, "relevant" means information that was relied on in making the benefit determination or that was submitted, considered or generated in the course of making the determination, without regard to whether it was relied on, and information that demonstrates compliance with the Plan's administrative procedures and safeguards for assuring and verifying that Plan provisions are applied consistently in making benefit determinations. The Committee must take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination. The claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Committee can schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review.

         The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Committee must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Committee notifies the claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Committee must be in writing and must include the specific reasons for its action, the Plan provisions on which its decision is based, and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits, and a statement of the claimant's right to bring an action under section 502(a) of ERISA If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

         9.09 COMPANY TO SUPPLY INFORMATION. The Company shall supply full and timely information to the Committee, including, but not limited to, information relating to each Participant's Base Compensation, Bonus, age, death and such other pertinent facts as the Committee may require. The Company shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan and the Trust Agreement. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Company.

         9.10 INDEMNITY. To the extent permitted by applicable law, the Company shall indemnify and hold harmless the Board, each member of the Committee, and each delegate of the Committee or the Board against any and all expenses, liabilities and claims (including legal fees incurred to investigate or defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan. Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law.

                                    ARTICLE X
                             ADMINISTRATION OF FUNDS

         10.01 PAYMENT OF EXPENSES. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, and expenses of the Committee, may be paid by the Company and, if not paid by the Company, shall be paid by the Trustee from the Trust Fund, if any.

         10.02 TRUST FUND PROPERTY. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee, if any, shall be held for investment purposes as a commingled Trust Fund pursuant to the terms of the Trust Agreement. The Committee shall maintain one or more Accounts in the name of each Participant or former Participant, but the maintenance of an Account designated as the Account of a Participant or former Participant shall not mean that such Participant or former Participant shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Participant or former Participant shall have any title to any specific asset in the Trust Fund, if any.

                                   ARTICLE XI
                       ADOPTION OF PLAN BY OTHER EMPLOYERS

         11.01 ADOPTION PROCEDURE.

                  (a) With the written approval of the Sponsor, any entity that is an Affiliate may adopt the Plan by appropriate action of its board of directors or noncorporate counterpart, as evidenced by a written instrument executed by an authorized officer of such entity or an executed adoption agreement (approved by the board of directors or noncorporate counterpart of the Affiliate), agreeing to be bound by all the terms, conditions and limitations of the Plan except those, if any, specifically described in the adoption instrument, and providing all information required by the Sponsor. The Sponsor and the adopting Affiliate may agree to incorporate specific provisions relating to the operation of the Plan that apply to the adopting Affiliate only and shall become, only as to such adopting Affiliate and its employees, a part of the Plan.

                  (b) The provisions of the Plan may be modified so as to increase the obligations of an adopting Affiliate only with the consent of such Affiliate, which consent shall be conclusively presumed to have been given by such Affiliate unless the Affiliate gives the Company written notice of its rejection of the amendment within 30 days after the adoption of the amendment.

                  (c) The provisions of the Plan shall apply separately and equally to each adopting Affiliate and its employees in the same manner as is expressly provided for the Sponsor and its employees, except that the power to appoint or otherwise affect the Committee and the power to amend or terminate the Plan shall be exercised exclusively by the Sponsor. The Sponsor shall act as the agent for each Affiliate that adopts the Plan for all purposes of administration thereof.

                  (d) Any adopting Affiliate may, by appropriate action of its board of directors or noncorporate counterpart, terminate its participation in the Plan. Moreover, the Sponsor may, in its discretion, terminate an Affiliate's participation in the Plan at any time.

                  (e) The Plan will terminate with respect to any Affiliate that has adopted the Plan pursuant to this Section if the Affiliate ceases to be an Affiliate or revokes its adoption of the Plan by resolution of its board of directors or noncorporate counterpart evidenced by a written instrument executed by an authorized officer of the Affiliate. If the Plan terminates with respect to any Affiliate, the employees of that Affiliate will no longer be eligible to be Participants in the Plan.

                  (f) For purposes of the Code and ERISA, the Plan as adopted by the Affiliates shall constitute a single plan rather than a separate plan of each Affiliate.

         11.02 NO JOINT VENTURE IMPLIED. The document which evidences the adoption of the Plan by an Affiliate shall become a part of the Plan. However, neither the adoption of the Plan by an Affiliate nor any act performed by it in relation to the Plan shall ever create a joint venture or partnership relation between it and any other Affiliate.

                                   ARTICLE XII
                               NATURE OF THE PLAN
                         AND ESTABLISHMENT OF THE TRUST

         12.01 NATURE OF THE PLAN. The Company intends and desires by the adoption of the Plan to recognize the value to the Company of the past and present services of employees covered by the Plan and to encourage and assure their continued service with the Company by making more adequate provision for their future retirement security. The establishment of the Plan is, in part, made necessary by certain benefit limitations which are imposed on the Qualified Plan by the Code. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Company. Plan benefits herein provided are a contractual obligation of the Company that shall be paid out of the Company's general assets. Nevertheless, subject to the terms hereof and of the

Trust Agreement, the Company may transfer money or other property to the Trustee to provide Plan benefits hereunder, and the Trustee shall pay Plan benefits to Participants, former Participants and their beneficiaries out of the Trust Fund. To the extent the Company transfers assets to the Trustee pursuant to the Trust Agreement, the Committee may, but need not, establish procedures for the Trustee to invest the Trust Fund in accordance with each Participant's or former Participant's designated deemed investments pursuant to Article VI respecting the portion of the Trust Fund assets equal to such Participant's or former Participant's Accounts.

         12.02 ESTABLISHMENT OF THE TRUST. The Board, in its sole discretion, may establish the Trust and direct the Committee, for and on behalf of each Company, to enter into the Trust Agreement. In such event, the Company shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of the Company's creditors if the Company ever becomes insolvent. For purposes hereof, the Company shall be considered "insolvent" if (a) the Company is unable to pay its debts as they become due or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code (or any successor federal statute). The chief executive officer of the Company and its board of directors shall have the duty to inform the Trustee in writing if the Company becomes insolvent. Such notice given under the preceding sentence by any party shall satisfy all of the parties' duty to give notice. When so informed, the Trustee shall suspend payments to the Participants and former Participants and hold the assets for the benefit of the Company's general creditors. If the Company subsequently alleges that it is no longer insolvent or if the Trustee receives a written allegation from a third party that the Company is insolvent, the Trustee shall suspend payments to the Participants and former Participants and hold the Trust Fund for the benefit of the Company's general creditors, and shall determine in accordance with the Trust Agreement whether the Company is insolvent. If the Trustee determines that the Company is not insolvent, the Trustee shall resume payments to the Participants and former Participants. No Participant, former Participant or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund, and, upon commencement of participation in the Plan, each Participant and former Participant shall have agreed to waive his priority credit position, if any, under applicable state law with respect to the assets of the Trust Fund.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.01 PLAN NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any individual or to be consideration for the employment of any individual. Nothing herein contained shall be deemed to (a) give any individual the right to be retained in the employ of the Company, (b) restrict the right of the Company to discharge any individual at any time, (c) give the Company the right to require any individual to remain in the employ of the Company, or (d) restrict any individual's right to terminate his employment at any time.

         13.02 ALIENATION OF INTEREST FORBIDDEN. The interest of a Participant, former Participant or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any individual to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings.

         13.03 WITHHOLDING. All credits to a Participant's or former Participant's Accounts and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable local, state or federal law.

         13.04 AMENDMENT AND TERMINATION. The Board, may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan on behalf of any Company; provided, however, that no amendment may be made that would impair the rights of a Participant or former Participant with respect to amounts already credited to his Accounts. The Board may terminate the Plan at any time. If the Plan is terminated, the balance credited to a Participant's or former Participant's Account shall be paid to such Participant, or former Participant, or his designated beneficiary in the manner specified by the Committee, which may include the payment of a single lump sum payment in full satisfaction of all of such Participant's, former Participant's or beneficiary's benefits hereunder.

         13.05 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         13.06 ARBITRATION. Any controversy arising out of or relating to the Plan, including without limitation, any and all disputes, claims (whether in tort, contract, statutory or otherwise) or disagreements concerning the interpretation or application of the provisions of the Plan, the Company's employment of the Participant, or former Participant, and the termination of that employment, shall be resolved by arbitration in accordance with the Employee Benefit Plan Claims Arbitration Rules of the American Arbitration Association (the "AAA") then in effect. No arbitration proceeding relating to the Plan may be initiated by either the Company or the Participant, or former Participant, unless the claims review and appeals procedures specified in
Section 9.08 have been exhausted. Within ten (10) business days of the initiation of an arbitration hereunder, the Company and the Participant, or former Participant, will each separately designate an arbitrator, and within twenty (20) business days of selection, the appointed arbitrators will appoint a neutral arbitrator from the panel of AAA National Panel of Employee Benefit Plan Claims Arbitrators. The arbitrators shall issue their written decision (including a statement of finding of facts) within thirty (30) days from the date of the close of the arbitration hearing. The decision of the arbitrators selected hereunder will be final and binding on both parties. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 (or replacement or successor statute). Pursuant to Section 9 of the Federal Arbitration Act, the Company and any Participant agrees that any judgment of the United States District Court for the District in which the headquarters of the Company is located at the time of initiation of an arbitration hereunder shall be entered upon the award made pursuant to the arbitration. Nothing in this Section 13.06 shall be construed to, in any way, limit the scope and effect of Article IX. In any arbitration proceeding full effect shall be given to the rights, powers, and authorities of the Committee under Article IX.

         13.07 GOVERNING LAW. All provisions of the Plan shall be construed in accordance with the laws of Texas, except to the extent preempted by federal law and except to the extent that the conflicts of laws provisions of the State of Texas would require the application of the relevant law of another jurisdiction, in which event the relevant law of the State of Texas will nonetheless apply, with venue for litigation or any proceeding under Section 13.06 being in Houston, Texas.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 1st day of June, 2003.



                                        GRANT PRIDECO, INC.


                                        By:   /s/ Warren Avery
                                            ------------------------------